International Battery Metals Announces Fourth Quarter and Full Year Fiscal 2026

Financial Results Conference Call and Webcast

Vancouver, British Columbia & Houston, Texas – June 8, 2026 -- International Battery Metals Ltd. (“IBAT” or the “Company”) (TSXV: IBAT) & (OTCQB: IBATF), an advanced technology provider of modular direct lithium extraction (DLE) systems, today announced it will host a conference call on Thursday, June 18, 2026 at 11:00 a.m. Eastern Time to discuss its financial and operational results for the fourth quarter and full year fiscal 2026, ended March 31, 2026.

IBAT intends to issue a press release outlining its financial results for its fourth quarter and full year fiscal 2026 after the close of trading on Wednesday, June 17, 2026. The Company's results will also be available on IBAT's website www.ibatterymetals.com/investors.

Dial-in and Webcast Information

Date/Time: Thursday, June 18, 2026, at 11:00 a.m. Eastern Time

Toll-Free (North America): +1 (800) 715-9871

Toll/International: +1 (646) 307-1963

Conference Call ID: 2668118

Webcast Link: https://app.webinar.net/dZY10b95v2L

EasyConnect 'Dial-Me In':

Participants, visit the address https://registrations.events/easyconnect/8716727/recAHzvY1JZfBaJq0/ and enter your details. The system will dial out to you and connect you into the conference. You do not need to pre-register for this service.

Replay Information

Toll-Free (North America) +1 (800) 770-2030

Toll/International: +1 (609) 800-9909

Conference Call ID: 2668118#

Expiration: Replay will expire on Thursday, July 2, 2026, 11:59 p.m. CST

Management will conduct a live Q&A after its prepared remarks, but to help ensure investor questions are addressed, shareholders are encouraged to email questions to IBAT@haydenir.com by 5:00 p.m. Eastern Time on Monday, June 15, 2026.

About International Battery Metals Ltd.

IBAT's direct lithium extraction technology is based on proprietary lithium extraction media housed in patented extraction columns. The columns are enclosed in modular, transportable skid-mounted platforms that can be transported and commissioned into production within a short time frame.

Utilizing the patented technology, the Company's focus has been on advancing the extraction of lithium chloride from lithium-rich subsurface brine and produced water facilities. The Company's unique patented technology is focused on efficient delivery of lithium chloride while minimizing environmental impact. For more information, click here

Investor Relations Contact:

Brian Siegel, IRC, MBA

Senior Managing Director

Hayden IR

(346) 396-8696

brian@haydenir.com